UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2018

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 19, 2018 (the “Sixth Amendment Effective Date”), J.Crew Group, Inc. (the “Company”), Chinos Intermediate Holdings B, Inc., Bank of America, N.A., as administrative agent and as collateral agent, and each lender party thereto entered into that certain Sixth Amendment to Credit Agreement (Incremental Amendment) (the “Sixth Amendment”), which modifies the Company’s asset-based revolving credit facility (the “ABL Facility”). The Sixth Amendment amends the ABL Facility to increase the revolving credit commitment, as further described below.

The Sixth Amendment increases the revolving credit commitment under the ABL Facility from $350,000,000 to $375,000,000. The additional $25,000,000 is provided by MUFG Union Bank, N.A., which joins the ABL Facility as an additional lender.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1

Sixth Amendment to Credit Agreement (Incremental Amendment), dated as of September 19, 2018, by and among J. Crew Group, Inc., Chinos Intermediate Holdings B, Inc., Bank of America, N.A., as administrative agent and as collateral agent, and each lender party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: September 21, 2018	By:	/s/ VINCENT ZANNA
Vincent Zanna
Chief Financial Officer and Treasurer

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